Exhibit 99
                                                           Page 1
                              EXTERNAL NEWS RELEASE

                                                              January 28, 1997

           GTE Reports 11% Earnings Per Share Gain in Fourth Quarter
            Volumes Reach All-Time High, Fueling Revenue Growth and
                      Double-Digit Earnings Growth In 1996

  STAMFORD, Connecticut -- GTE Corporation ("GTE") today announced that fourth-quarter 1996 operational earnings per share increased 11 percent over the same period last year. Net income was $784 million, or 82 cents per share, compared with $719 million, or 74 cents per share, before special items in the fourth quarter of 1995.

        For the full-year 1996, earnings per share increased 10 percent. Net income before special items was $2.79 billion, or $2.88 per share in 1996, compared with $2.53 billion, or $2.61 per share in 1995.

        "1996 was another excellent year for GTE," said GTE Chairman and Chief Executive Officer Charles R. Lee. "GTE is achieving its strategic objectives, as well as delivering record financial results, because of our ability to seize opportunities in this new competitive era," Lee continued. "Domestically, we have taken advantage of opportunities provided by the 1996 Telecommunications Act, such as successfully rolling out long-distance services nationwide. In just over 9 months, we added more than 825,000 long-distance customers. At the same time, we became the first major local telephone company to bundle a full array of services on a single bill -- a single point of customer contact.

        "These strategic actions, along with the strong revenue growth and productivity improvements in our core businesses, are positioning us for the future and driving double-digit earnings growth," stated Lee. "This quarter marks the sixth consecutive quarter of earnings growth of 10 percent or more.

        "Internationally, we continued to strengthen the company through new growth opportunities. We began a paging services business in China and, just recently, we were awarded a nationwide digital cellular license in Taiwan as part of our participation in the Pacific Communication Services consortium there.

        "Our success over the past 12 months demonstrates our ability to execute with speed, in an openly competitive market," Lee added.

        For the full-year 1996, GTE's consolidated revenues and sales increased 7 percent to $21.34 billion, compared with $19.96 billion in 1995, driven by:

  -  Record growth in domestic access lines of 1.5 million, or 8%
  -  Record growth of 11% in domestic access minutes of use
  -  Domestic cellular customer growth of 738,000, or 25%
  - Revenue growth of 35% in new and enhanced services, including voice messaging, data services, long distance, Caller ID and Internet access
  - International network revenue growth of 7%, spurred by aggressive local rate rebalancing and a 41% increase in cellular customers in Canada and the Dominican Republic.

                                                           Exhibit 99
                                                           Page 2

                Full Year Operating Income Grows to Record Level

        Operating income reached $1.45 billion in the fourth quarter of 1996, representing a 10 percent increase over the fourth quarter of 1995.

        For the full-year 1996, operating income reached a record $5.49 billion, up 8.5 percent from $5.06 billion in 1995. This reflects the increased revenue and the favorable effects of ongoing cost-reduction programs. These benefits were partially offset by higher costs associated with the expansion of core wireline and wireless businesses, as well as investment in new revenue initiatives.

             Record Growth in Domestic Access Lines and Network Usage
                            Cellular Customers Up 25%

        Revenues from Domestic Network Services, which include GTE's wireline and wireless operations, increased 6 percent for the full-year 1996 to $13.76 billion, compared with $13.00 billion a year ago. These results were accomplished through the record growth in wireline unit volumes, the introduction of long-distance and Internet access services, the expansion of data and other enhanced services such as CentraNet_ services, call waiting, caller ID, 3-way calling, and the continued growth in cellular customers.

        Total domestic access lines grew a record 1.5 million, or 8 percent over last year, led by a 1.1 million, or 18 percent, increase in business lines and continued growth in second lines to the home. Minutes of use on GTE's domestic local-exchange network for long-distance calling grew at a record rate of 11 percent.

        Access lines per employee, a key indicator of productivity, improved by 13 percent over a year ago to 327, and 30 percent since the end of 1994.

        Domestic cellular-service revenues totaled $2.35 billion for the full year, compared with $2.02 billion in 1995. During the year, GTE added 738,000 new domestic cellular customers -- including a record 356,000 customer additions during the fourth quarter -- bringing the total U.S. customers served to 3,749,000, a 25 percent increase over 1995.

        "Since the fourth quarter of 1995, when we first implemented the targeted marketing programs for domestic cellular, we have reduced churn rates by 19 percent and lowered our bad debt levels by 25 percent," Lee said. "We are very pleased with these results, which have provided a balanced approach to profitability and growth."

           International Network Services Revenues Exceed $2 Billion

        "Our consolidated Canadian and Latin American operations have made impressive advances in 1996," Lee added, "surpassing the $2 billion mark in network services revenues, representing a 7 percent improvement.
  Operational improvements at CANTV, in particular, have been very encouraging. GTE's results have benefited from the effects of a stabilizing economic environment in Venezuela, coupled with the implementation of timely rate increases and overall productivity gains," Lee said. "In fact, during the fourth quarter, we boosted our ownership to 26 percent through purchases during the public offering of CANTV shares by the Venezuelan government and in the market thereafter." For the year, CANTV increased access lines by more than 5 percent to 2.6 million lines in service, while the number of access lines per employee grew approximately 22 percent.


                                                           Exhibit 99
                                                           Page 3

                           Growth In Other Operations

        Highlights for the year of GTE's other operations include the following achievements:

  - Directory services revenue grew 10 percent to $1.53 billion -- with strong customer growth including the expansion of GTE SuperPagessm online directory for the Internet, and new out-of-franchise directory offerings
  - Other services and sales grew 9 percent to $3.98 billion; notable awards include:

        --  GTE Supply's multi-year contract with BellSouth to manage the procurement, inventory and distribution of equipment
        --  GTE Data Services' multi-year contract with Portugal Telecom for state-of-the-art billing and customer care systems
        -- GTE Government Systems' orders valued at $1.21 billion, including a major award with the Department of Justice for a computer systems contract
        --  GTE Airfone signed with USAir to provide Advanced Digital Airfone
           Service on 380 aircraft, maintaining GTE's leadership position in passenger in-flight communications
        --  GTE and Bell Atlantic NYNEX Mobile team to provide multi-year
           Federal Wireless contract valued at $300 million.

                                   About GTE

        GTE, with annual revenues and sales exceeding $21 billion, is one of the largest publicly held telecommunications companies in the world. It also is the largest U.S.-based local telephone company and a leading cellular-service provider -- with wireline and wireless operations in markets encompassing about a third of the country's population. Outside the United States, where GTE has operated for more than 70 years, the company serves over 6 million wireline and wireless customers. GTE is also a leader in government and defense communications systems and equipment, aircraft-passenger telecommunications, directories and telecommunication-based information services and systems.
                                                           Exhibit 99
                                                           Page 4

                            GTE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF INCOME
                    (MILLIONS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)



                                                 Fourth Quarter
                                               -----------------      %
                                                 1996      1995    Change
                                               -------   -------   ------
  REVENUES AND SALES
    Local services                             $ 1,591   $ 1,530      4.0
    Network access services                      1,157     1,123      3.0
    Toll services                                  641       609      5.3
    Cellular services                              656       589     11.4
    Directory services                             519       467     11.1
    Other services and sales                     1,187     1,046     13.5
                                               -------   -------   ------
      Total revenues and sales                   5,751     5,364      7.2
                                               -------   -------   ------

  OPERATING COSTS AND EXPENSES
    Cost of services and sales                   2,221     2,058      7.9
    Selling, general & administrative            1,125     1,037      8.5
    Depreciation and amortization                  951       945       .6
                                               -------   -------   ------
      Total costs and expenses                   4,297     4,040      6.4
                                               -------   -------   ------
  OPERATING INCOME                               1,454     1,324      9.8
                                               -------   -------   ------

  OTHER (INCOME) EXPENSE
    Interest - net                                 239       268    (10.8)
    Other - net                                     44       (20)      -
                                               -------   -------   ------
  Income before income taxes                     1,171     1,076      8.8
    Income taxes                                   387       357      8.4
                                               -------   -------   ------
  INCOME BEFORE EXTRAORDINARY CHARGES              784       719      9.0
    Extraordinary charges (a)                       -     (4,682)      -
                                               -------   -------   ------
  NET INCOME (LOSS)                            $   784   $(3,963)      -
                                               =======   =======   ======

  EARNINGS (LOSS) PER COMMON SHARE
    Before extraordinary charges               $   .82   $   .74     10.8
    Extraordinary charges (a)                       -      (4.83)      -
                                               -------   -------   ------
  NET INCOME (LOSS)                                .82     (4.09)      -
                                               =======   =======   ======

  AVERAGE COMMON SHARES                            963       972      (.9)
                                               =======   =======   ======

  ------------------------
  See accompanying Notes to Consolidated Statements of Income.




                                                           Exhibit 99
                                                           Page 5




                            GTE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF INCOME
                    (MILLIONS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)


                                                  Year Ended
                                                 December 31,
                                               -----------------      %
                                                 1996      1995    Change
                                               -------   -------   ------
  REVENUES AND SALES
    Local services                             $ 6,155   $ 5,839      5.4
    Network access services                      4,618     4,363      5.8
    Toll services                                2,500     2,548     (1.9)
    Cellular services                            2,562     2,191     16.9
    Directory services                           1,527     1,383     10.4
    Other services and sales                     3,977     3,633      9.5
                                               -------   -------   ------
      Total revenues and sales                  21,339    19,957      6.9
                                               -------   -------   ------

  OPERATING COSTS AND EXPENSES
    Cost of services and sales                   8,071     7,537      7.1
    Selling, general & administrative            4,010     3,689      8.7
    Depreciation and amortization                3,770     3,675      2.6
                                               -------   -------   ------
      Total costs and expenses                  15,851    14,901      6.4
                                               -------   -------   ------
  OPERATING INCOME                               5,488     5,056      8.5
                                               -------   -------   ------

  OTHER (INCOME) EXPENSE
    Interest - net                               1,026     1,047     (2.0)
    Other - net (b)                                 50         5       -
                                               -------   -------   ------
  Income before income taxes                     4,412     4,004     10.2
    Income taxes                                 1,614     1,466     10.1
                                               -------   -------   ------
  INCOME BEFORE EXTRAORDINARY CHARGES            2,798     2,538     10.2
     Extraordinary charges (a)                      -     (4,682)      -
                                               -------   -------   ------
  NET INCOME (LOSS)                            $ 2,798   $(2,144)      -
                                               =======   =======   ======

  EARNINGS (LOSS) PER COMMON SHARE
    Before extraordinary charges               $  2.89   $  2.62     10.3
    Extraordinary charges (a)                       -      (4.83)      -
                                               -------   -------   ------
  NET INCOME (LOSS)                            $  2.89   $ (2.21)      -
                                               =======   =======   ======

  AVERAGE COMMON SHARES                            969       970      (.1)
                                               =======   =======   ======

  ------------------------
  See accompanying Notes to Consolidated Statements of Income.

                                                           Exhibit 99
                                                           Page 6




                            GTE CORPORATION AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED STATEMENTS OF INCOME


  (a) In the fourth quarter of 1995, GTE discontinued applying the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("FAS 71"). As a result of the decision to discontinue FAS 71, GTE recorded a non-cash, after-tax extraordinary charge of $4.6 billion (net of tax benefits of $2.8 billion),or $4.79 per share. The charge primarily represents a reduction in the net book value of telephone plant and equipment of GTE's domestic telephone subsidiaries through an increase in accumulated depreciation.

       In addition, during the fourth quarter of 1995, GTE redeemed, prior to their stated maturity and refinanced on a long-term basis, 12 series of its preferred stock totaling approximately $71 million and approximately $932 million of its telephone operating subsidiaries' long-term debt. These redemptions resulted in an after-tax extraordinary charge of $41 million (net of tax benefits of $21 million), or $.04 per share.

  (b) In connection with the program to sell or trade a small percentage of non-strategic domestic local-exchange telephone properties, the 1996 results include a pre-tax gain of $12 million in the first quarter, which increased net income by $8 million, or $.01 per share. The 1995 results include a pre-tax gain of $16 million in the third quarter, which increased net income by $11 million, or $.01 per share. On an operational basis, excluding these gains and the effects of FAS 71, earnings per share for the year increased 10.3% to $2.88 in 1996 from $2.61 in 1995 and earnings per share for the fourth quarter increased 10.8% to $.82 in 1996 from $.74 in 1995.

























                                                           Exhibit 99
                                                           Page 7

                           GTE CORPORATION AND SUBSIDIARIES
                       NET INCOME AND EARNINGS PER SHARE ANALYSIS
                    (MILLIONS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)

  During the fourth quarter of 1995, GTE discontinued applying the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" and recorded non-cash, after-tax extraordinary charges of $4.7 billion. Also, in connection with the program to sell or trade a small percentage of non-strategic domestic local-exchange telephone properties, the results for 1996 and 1995 include after-tax gains related to these sales. The table below reflects the effects of these transactions on net income and earnings per share.

                                                   Fourth Quarter
                                                 -----------------      %
                                                   1996      1995    Change
                                                 -------   -------   ------
  NET INCOME (LOSS):
  ------------------
    As reported                                  $   784   $(3,963)      -
    Special item:
      Extraordinary charges                           -     (4,682)      -
                                                 -------   -------   ------
    Before special item                          $   784   $   719      9.0
                                                 =======   =======   ======

  EARNINGS (LOSS) PER COMMON SHARE:
  ---------------------------------
    As reported                                  $   .82    $(4.09)      -
    Special item:
      Extraordinary charges                           -      (4.83)      -
                                                 -------   -------   ------
    Before special item                          $   .82   $   .74     10.8
                                                 =======   =======   ======

                                                    Year Ended
                                                   December 31,
                                                 -----------------      %
                                                   1996      1995    Change
                                                 -------   -------   ------
  NET INCOME (LOSS):
  ------------------
    As reported                                  $ 2,798   $(2,144)      -
    Special items:
      Extraordinary charges                           -     (4,682)      -
      Gains on sales of telephone properties           8        11       -
                                                 -------   -------   ------
    Before special items                         $ 2,790   $ 2,527     10.4
                                                 =======   =======   ======

  EARNINGS (LOSS) PER COMMON SHARE:
  --------------------------------
    As reported                                  $  2.89   $ (2.21)      -
    Special items:
      Extraordinary charges                           -      (4.83)      -
      Gains on sales of telephone properties         .01       .01       -
                                                 -------   -------   ------
    Before special items                         $  2.88   $  2.61     10.3
                                                 =======   =======   ======

                                                           Exhibit 99
                                                           Page 8


                            GTE CORPORATION AND SUBSIDIARIES
                         SELECTED FINANCIAL AND OPERATING DATA
                    (MILLIONS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)


                                                   Fourth Quarter
                                                 -----------------      %
                                                   1996      1995    Change
                                                 -------   -------   ------
  CONSOLIDATED
  ------------
   Operations:
    Operating income                             $ 1,454   $ 1,324      9.8
    Depreciation and amortization                    951       945       .6
                                                 -------   -------   ------
      Operating cash flow                        $ 2,405   $ 2,269      6.0
                                                 =======   =======   ======

    Operating cash flow margin                      41.8%     42.3%      -

    Capital expenditures                         $ 1,409   $ 1,220     15.5

   Per Share Data:
    Dividends per share                          $   .47   $   .47       -

  ------------------------
  See accompanying Notes to Selected Financial and Operating Data.
































                                                           Exhibit 99
                                                           Page 9



                            GTE CORPORATION AND SUBSIDIARIES
                         SELECTED FINANCIAL AND OPERATING DATA
                    (MILLIONS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)


                                                   Year Ended
                                                  December 31,
                                                -----------------      %
                                                  1996      1995    Change
                                                -------   -------   ------
  CONSOLIDATED
  ------------
   Operations:
    Operating income                            $ 5,488   $ 5,056      8.5
    Depreciation and amortization                 3,770     3,675      2.6
                                                -------   -------   ------
      Operating cash flow                       $ 9,258   $ 8,731      6.0
                                                =======   =======   ======

   Operating cash flow margin                      43.4%     43.7%      -

   Capital expenditures                         $ 4,088   $ 4,034      1.3

   Per Share Data:
    Dividends per share                         $  1.88   $  1.88       -
    Common shares outstanding at
      end of period (thousands)                 963,098   975,061     (1.2)

   Network Statistics:
    Access lines (thousands):
     United States                               20,025    18,527      8.1
     International (a)                            5,843     5,599      4.4
                                                -------   -------   ------
       Total access lines                        25,868    24,126      7.2
                                                =======   =======   ======

    Cellular subscribers (thousands):
     United States                                3,749     3,011     24.5
     International (b)                              696       536     29.9
                                                -------   -------   ------
       Total cellular subscribers                 4,445     3,547     25.3
                                                =======   =======   ======

    Adjusted POPs (millions):
     United States                                 61.9      61.7       .3
     International                                 16.4      15.0      9.3
                                                -------   -------   ------
       Total adjusted POPs (c)                     78.3      76.7      2.1
                                                =======   =======   ======

  ------------------------
  See accompanying Notes to Selected Financial and Operating Data.






                                                           Exhibit 99
                                                           Page 10


                            GTE CORPORATION AND SUBSIDIARIES
                         SELECTED FINANCIAL AND OPERATING DATA
                 (MILLIONS OF DOLLARS, EXCEPT REVENUES PER SUBSCRIBER)



                                                  Fourth Quarter
                                                -----------------      %
                                                  1996      1995    Change
                                                -------   -------   ------
  DOMESTIC NETWORK SERVICES (d)
  -----------------------------
   Revenues:
    Local network services                      $ 1,342   $ 1,320      1.7
    Network access services
      Interstate                                    738       700      5.4
      Intrastate                                    415       417      (.5)
    Toll services                                   407       386      5.4
    Cellular services                               598       537     11.4
                                                -------   -------   ------
      Total network revenues                    $ 3,500   $ 3,360      4.2
                                                =======   =======   ======
   U.S. Telephone Operations
    Revenues and sales (e)                      $ 3,668   $ 3,552      3.3

    Operating income                            $ 1,005   $   851     18.1
    Depreciation and amortization                   702       714     (1.7)
                                                -------   -------   ------
      Operating cash flow                       $ 1,707   $ 1,565      9.1
                                                =======   =======   ======
    Operating cash flow margin                     46.5%     44.1%      -

    Capital expenditures                        $   878   $   771     13.9

    Access minutes of use (millions) (f):
     Interstate                                  11,601    10,606      9.4
     Intrastate                                   7,174     5,940     20.8
                                                -------   -------   ------
      Total access minutes of use                18,775    16,546     13.5
                                                =======   =======   ======

    Toll minutes (millions) (f)                   2,347     2,375     (1.2)
                                                =======   =======   ======
   U.S. Cellular
    Service revenues                            $   598   $   537     11.4

    Operating income                            $    84   $   104    (19.2)
    Depreciation and amortization                    97        85     14.1
                                                -------   -------   ------
      Operating cash flow                       $   181   $   189     (4.2)
                                                =======   =======   ======

    Operating cash flow margin (g)                 30.3%     35.2%      -
    Capital expenditures                        $   268   $   257      4.3
    Revenues per subscriber per month                56        61     (8.2)

  ------------------------
  See accompanying Notes to Selected Financial and Operating Data.

                                                           Exhibit 99
                                                           Page 11
                            GTE CORPORATION AND SUBSIDIARIES
                         SELECTED FINANCIAL AND OPERATING DATA
                 (MILLIONS OF DOLLARS, EXCEPT REVENUES PER SUBSCRIBER)
                                                   Year Ended
                                                  December 31,
                                                -----------------      %
                                                  1996      1995    Change
                                                -------   -------   ------
  DOMESTIC NETWORK SERVICES (d)
  -----------------------------
   Revenues:
    Local network services                      $ 5,232   $ 5,025      4.1
    Network access services
      Interstate                                  2,917     2,741      6.4
      Intrastate                                  1,682     1,605      4.8
    Toll services                                 1,584     1,612     (1.7)
    Cellular services                             2,347     2,019     16.2
                                                -------   -------   ------
      Total network revenues                    $13,762   $13,002      5.8
                                                =======   =======   ======
   U.S. Telephone Operations
    Revenues and sales (e)                      $13,965   $13,375      4.4

    Operating income                            $ 3,982   $ 3,621     10.0
    Depreciation and amortization                 2,767     2,778      (.4)
                                                -------   -------   ------
      Operating cash flow                       $ 6,749   $ 6,399      5.5
                                                =======   =======   ======
    Operating cash flow margin                     48.3%     47.8%      -

    Capital expenditures                        $ 2,690   $ 2,564      4.9

    Access minutes of use (millions) (f):
     Interstate                                  45,090    41,563      8.5
     Intrastate                                  26,249    22,630     16.0
                                                -------   -------   ------
      Total access minutes of use                71,339    64,193     11.1
                                                =======   =======   ======
    Toll minutes (millions) (f)                   9,562     9,491       .7
                                                =======   =======   ======
    Access lines (thousands):
     Switched                                    17,434    16,665      4.6
     Special                                      2,591     1,862     39.2
                                                -------   -------   ------
      Total access lines                         20,025    18,527      8.1
                                                =======   =======   ======
    Access lines per employee                       327       289     13.1

  U.S. Cellular
    Service revenues                            $ 2,347   $ 2,019     16.2

    Operating income                            $   461   $   410     12.4
    Depreciation and amortization                   385       332     16.0
                                                -------   -------   ------
      Operating cash flow                       $   846   $   742     14.0
                                                =======   =======   ======
    Operating cash flow margin (g)                 36.0%     36.8%      -
    Capital expenditures                        $   600   $   709    (15.4)
    Revenues per subscriber per month                60        63     (4.8)
    End of period penetration (h)                   7.8%      6.3%      -
  See accompanying Notes to Selected Financial and Operating Data.

                                                           Exhibit 99
                                                           Page 12

                            GTE CORPORATION AND SUBSIDIARIES
                     NOTES TO SELECTED FINANCIAL AND OPERATING DATA


  (a) Includes access lines of CANTV, the Venezuelan telephone company, which served 2.6 million and 2.5 million access lines in 1996 and 1995, respectively.

  (b) Includes cellular subscribers of CANTV and CTI, GTE's investments in Venezuela and Argentina, respectively.

  (c) Represents population served times GTE's ownership interest. The 1995 amounts exclude the POPs associated with the 1996 sales of the Atlanta and Denver 1.8 GHz broadband spectrum licenses.

  (d) Represents service revenues from GTE's U.S. telephone and cellular network operations.

  (e) Represents domestic telephone revenues from local, network access, toll, and other services and equipment sales.

  (f) Prior period amounts have been restated to conform to the 1996 presentation.

  (g)  Represents operating cash flow divided by cellular service revenues.

  (h) Represents subscribers divided by total population available in markets operated by GTE's domestic cellular operations.